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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated August 22, 2000, included in this Form 10-K, into Colorado MEDtech, Inc.'s previously filed Registration Statements File Nos. 333-17207, 333-93689, 333-70755, and 333-64705. It should be noted that we have not audited any financial statements of Colorado MEDtech subsequent to June 30, 2000, or performed any audit procedures subsequent to the date of our report.



                                         ARTHUR ANDERSEN LLP


Denver, Colorado,
 September 25, 2000.